Exhibit 10.30

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS REVOLVING CREDIT AND SECURITY AGREEMENT (the “Agreement”) dated as of February 5, 2004, is entered into by and among BOSTON BIOMEDICA, INC., a Massachusetts corporation (“Biomedica”), BBI BIOTECH RESEARCH LABORATORIES, INC. a Massachusetts corporation (“Biotech”), BBI SOURCE SCIENTIFIC, INC. a Massachusetts corporation (“Source”), and BBI BIOSEQ, INC. a Massachusetts corporation (“Bioseq”; individually and collectively, the “Borrower”), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, Borrower has requested that Lender make available to Borrower a revolving credit facility (the “Revolving Facility”) in a maximum principal amount at any time outstanding of up to Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Facility Cap”), the proceeds of which shall be used by Borrower to finance leasehold improvements at its Frederick and Gaithersburg, Maryland facilities, lab improvements for its West Bridgewater, Massachusetts location and for its working capital needs; and

WHEREAS, Lender is willing to make the Revolving Facility available to Borrower upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower and Lender hereby agree as follows:

I.             DEFINITIONS

1.1          General Terms

For purposes of this Agreement, in addition to the definitions above and elsewhere in this Agreement, the terms listed in Appendix A hereto shall have the meanings given such terms in Appendix A, which is incorporated herein and made a part hereof.  All capitalized terms used which are not specifically defined shall have meanings provided in Article 9 of the UCC in effect on the date hereof to the extent the same are used or defined therein.  Unless otherwise specified herein or in Appendix A, any agreement or contract referred to herein or in Appendix A shall mean such agreement as modified, amended or supplemented from time to time.  Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A or elsewhere in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP.

II.            ADVANCES, PAYMENT AND INTEREST

2.1          The Revolving Facility

(a)           Subject to the provisions of this Agreement, Lender shall make Advances to Borrower under the Revolving Facility from time to time during the Term, provided that, notwithstanding any other provision of this Agreement, the aggregate amount of all Advances at any one time outstanding under the Revolving Facility shall not exceed either of (a)

the Facility Cap, and (b) the Availability.  The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement.  Any determination as to whether there is Availability for Advances shall be made by Lender in its Permitted Discretion and is final and binding upon Borrower.  Unless otherwise permitted by Lender, each Advance shall be in an amount of at least $1,000.  Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in U.S. Dollars, of Eighty-Five percent (85%) of the Borrowing Base minus, if applicable, amounts reserved pursuant to this Agreement (such calculated amount being referred to herein as the “Availability”).  Advances under the Revolving Facility automatically shall be made for the payment of interest on the Note and other Obligations on the date when due to the extent available and as provided for herein.

(b)           Lender has established the above-referenced advance rate for Availability and, in its sole credit judgment, may further adjust the Availability and such advance rate by applying percentages (known as “liquidity factors”) to Eligible Receivables by payor class based upon Borrower’s actual recent collection history for each such payor class (i.e., commercial contracts, government agency, etc.) in a manner consistent with Lender’s underwriting practices and procedures, including without limitation Lender’s review and analysis of, among other things, Borrower’s historical returns, rebates, discounts, credits and allowances (collectively, the “Dilution Items”).  Such liquidity factors and the advance rate for Availability may be adjusted by Lender throughout the Term as warranted by Lender’s underwriting practices and procedures in its sole credit judgment.  Also, Lender shall have the right to establish from time to time, in its sole credit judgment, reserves against the Borrowing Base, which reserves shall have the effect of reducing the amounts otherwise eligible to be disbursed to Borrower under the Revolving Facility pursuant to this Agreement.  As of the Closing Date, Lender’s review has determined the liquidity factors to be the following:  Biomedica - 95%, Biotech - 100%, and Source - 96%.

2.2          The Note; Maturity

(a) All Advances under the Revolving Facility shall be evidenced by the Note, payable to the order of Lender, duly executed and delivered by Borrower and dated the Closing Date, evidencing the aggregate indebtedness of Borrower to Lender resulting from Advances under the Revolving Facility, from time to time.  Lender hereby is authorized, but is not obligated, to enter the amount of each Advance under the Revolving Facility and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Note.  Lender will account to Borrower monthly with a statement of Advances under the Revolving Facility and charges and payments made pursuant to this Agreement, and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within 15 calendar days of Receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

(b)  All amounts outstanding under the Note and other Obligations shall be due and payable in full, if not earlier in accordance with this Agreement, on the earlier of (i) the occurrence of an Event of Default if required pursuant hereto or Lender’s demand upon an Event of Default, and (ii) the last day of the Term (such earlier date being the “Revolving Facility Maturity Date”).

2.3          Interest

Interest on outstanding Advances under the Note shall be payable monthly in arrears on the first day of each calendar month at an annual rate of Prime Rate plus 3.00%,

provided, however, that, notwithstanding any provision of any Loan Document, the Prime Rate shall be not less than 4.00%, in each case calculated on the basis of a 360-day year and for the actual number of calendar days elapsed in each interest calculation period.  Interest accrued on each Advance under the Note shall be due and payable on the first day of each calendar month, in accordance with the procedures provided for in Section 2.5 and Section 2.6, commencing March 1, 2004, and continuing until the later of the expiration of the Term and the full performance and irrevocable payment in full in cash of the Obligations and termination of this Agreement.

2.4          Revolving Facility Disbursements; Requirement to Deliver Borrowing Certificate

(a)           So long as no Default or Event of Default shall have occurred and be continuing, Borrower may give Lender irrevocable written notice requesting an Advance under the Revolving Facility by delivering to Lender not later than 4:00 p.m. (Eastern Standard Time) at least two (2) but not more than four (4) Business Days before the proposed borrowing date of such requested Advance (the “Borrowing Date”), a completed Borrowing Certificate and relevant supporting documentation listed on Schedule 2.4 in a form reasonably satisfactory to Lender, which shall (i) specify the proposed Borrowing Date of such Advance which shall be a Business Day, (ii) specify the principal amount of such requested Advance, and (iii) certify the matters contained in Section 4.2.

(b)           Each time a request for an Advance is made, and, in any event and regardless of whether an Advance is being requested, on the first and third Tuesday of each month during the Term (and more frequently if Lender shall so request) until the Obligations are indefeasibly paid in cash in full and this Agreement is terminated, Borrower shall deliver to Lender a Borrowing Certificate accompanied by a separate detailed aging and categorizing of Borrower’s accounts receivable and accounts payable and such other supporting documentation with respect to the figures and information in the Borrowing Certificate as Lender shall reasonably request from a credit or security perspective or otherwise.

(c)           On each Borrowing Date, Borrower irrevocably authorizes Lender to disburse the proceeds of the requested Advance to the appropriate Borrower’s account(s) as set forth on Schedule 2.4, in all cases for credit to the appropriate Borrower (or to such other account as to which the appropriate Borrower shall instruct Lender) via Federal funds wire transfer no later than 4:00 p.m. (Eastern Standard Time).

2.5          Revolving Facility Collections; Repayment; Borrowing Availability and Lockbox

Each Borrower shall maintain one or more lockbox accounts (individually and collectively, the “Lockbox Account”) with one or more banks acceptable to Lender (each, a “Lockbox Bank”), and shall execute with each Lockbox Bank one or more agreements acceptable to Lender (individually and collectively, the “Lockbox Agreement”), and such other agreements related thereto as Lender may require.  Lender hereby acknowledges that Fleet Bank is an acceptable Lockbox Bank as of the Closing Date.  Each Borrower shall ensure that all collections of their respective Accounts are paid and delivered from Account Debtors and other Persons into the appropriate Lockbox Account.  The Lockbox Agreements shall provide that the Lockbox Banks immediately will transfer all funds paid into the Lockbox Accounts into a depository account or accounts maintained by Lender or an Affiliate of Lender at such bank as Lender may communicate to Borrower from time to time (the “Concentration Account”).  Notwithstanding and without limiting any other provision of any Loan Document, Lender shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to the Lockbox Agreement and this Section 2.5 in such order and manner as determined by Lender provided that such amounts shall first be applied to pay any amounts then due.  To the extent that any Accounts are collected by any Borrower or any other cash payments received by any Borrower are not sent directly to the appropriate Lockbox Account but are received by any Borrower or any of their Affiliates, such collections and proceeds shall be held in trust for the benefit of Lender and immediately remitted (and in any event within two (2) Business Days), in the form received, to the appropriate Lockbox Account for immediate transfer to the Concentration Account.  Borrower acknowledges and agrees that compliance with the terms of this Section 2.5 is an essential term of this Agreement.  All funds transferred to the Concentration Account for application to the Obligations under the Revolving Facility shall be applied to reduce the Obligations under the Revolving Facility, but, for purposes of calculating interest hereunder, shall be subject to a five Business Day clearance period.  If as the result of collections of Accounts and/or any other cash payments received by any Borrower pursuant to this Section 2.5 a credit balance exists with respect to the Concentration Account, such credit balance shall not accrue interest in favor of a Borrower, but shall be promptly transferred to the appropriate Borrower upon such Borrower’s written request.  If applicable, at any time prior to the execution of all or any of the Lockbox Agreements and operation of all or any of the Lockbox Accounts, each Borrower and their Affiliates shall direct all collections or proceeds it receives on Accounts or from other Collateral to the accounts(s) and in the manner specified by Lender in its Permitted Discretion.

2.6          Promise to Pay; Manner of Payment

Borrower absolutely and unconditionally promises to pay principal, interest and all other amounts payable hereunder, or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for any setoff, counterclaim or recoupment, and notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements.  All payments made by Borrower (other than payments automatically paid through Advances under the Revolving Facility as provided herein), shall be made only by wire transfer on the date when due, without offset or counterclaim, in U.S. Dollars, in immediately available funds to such account as may be indicated in writing by Lender to Borrower from time to time.  Any such payment received after 5:00 p.m. (Eastern Standard Time) on the date when due shall be deemed received on the following Business Day.  Whenever any payment hereunder shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate then in effect during such extension) and/or fees, as the case may be.

2.7          Repayment of Excess Advances

Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of the Facility Cap or the Availability shall be immediately due and payable by Borrower without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred or is continuing and shall be paid in the manner specified in Section 2.6.

2.8          Payments by Lender

Should any amount required to be paid under any Loan Document be unpaid on the date due, such amount may be paid by Lender, which payment shall be deemed a request for an Advance under the Revolving Facility as of the date such payment is due, and Borrower irrevocably authorizes disbursement of any such funds to Lender by way of direct payment of the relevant amount, interest or Obligations.  No payment or prepayment of any amount by Lender or any other Person shall entitle any Person to be subrogated to the rights of Lender under any Loan Document unless and until the Obligations have been fully performed and paid irrevocably in cash and this Agreement has been terminated.  Any sums actually expended by Lender as a result of any Borrower’s or any Guarantor’s failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower’s account as an Advance under the Revolving Facility and added to the Obligations.

2.9          Grant of Security Interest; Collateral

(a)           To secure the payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and Lien upon, and pledges to Lender, all of its right, title and interest in and to the following (collectively and each individually, the “Collateral”), which security interest is intended to be a first priority security interest:

(i)            all of such Borrower’s present and future Inventory, now owned or hereafter acquired;

(ii)           all of such Borrower’s present and future Accounts and all of the following solely to the extent related to such Accounts: contract rights, Permits, General Intangibles, Chattel Paper, Documents, Instruments, Deposit Accounts (which shall include the Lockbox Accounts), Letter-of-Credit Rights, Supporting Obligations, rights to the payment of money or other forms of consideration of any kind, now owned or hereafter acquired;

(iii)          all of such Borrower’s present and future Government Contracts and rights thereunder and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by such Borrower; provided, however, that Lender shall not have a security interest in any rights under any Government Contract of such Borrower or in the related Government Account where the taking of such security interest would be a violation of an express prohibition contained in the Government Contract (for purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, § 203 or Title 41, § 15 of the United States Code shall not be deemed an express prohibition against assignment thereof) or is prohibited by applicable law;

(iv)          All Books and Records, whether now owed or hereafter acquired; and

(v)           any and all additions and accessions to any of the foregoing, and any and all replacements, products and Proceeds (including insurance proceeds) of any of the foregoing.

(b)           Notwithstanding the foregoing provisions of this Section 2.9, such grant of a security interest shall not extend to, and the term “Collateral” shall not include, any General Intangibles of Borrower to the extent that (i) such General Intangible does not directly relate to the Accounts; or (ii) (A) such General Intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of any license or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law) without the consent of the licensor thereof or other applicable party thereto, and (B) such consent has not been obtained; provided, however, that the foregoing grant of a security interest shall extend to, and the term “Collateral” shall include, each of the following: (a) any General

Intangible directly related to the Accounts which is in the nature of an Account or a right to the payment of money or a proceed of, or otherwise related to the enforcement or collection of, any Account or right to the payment of money, or goods which are the subject of any Account or right to the payment of money, (b) any and all proceeds of any General Intangible which related to the Accounts that is otherwise excluded pursuant to subsection (i) to the extent that the assignment, pledge or encumbrance of such proceeds is not so restricted, and (c) upon obtaining the consent of any such licensor or other applicable party with respect to any such otherwise excluded General Intangible, such General Intangible as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and from the term “Collateral.”

(d)           Upon the execution and delivery of this Agreement, and upon the proper filing of the necessary financing statements, without any further action, Lender will have a good, valid and perfected first priority Lien and security interest in the Collateral, subject to no transfer or other restrictions or Liens of any kind in favor of any other Person except for Permitted Liens.  No financing statement relating to any of the Collateral is on file in any public office except those (i) on behalf of Lender, and/or (ii) in connection with Permitted Liens.

2.10        Collateral Administration

(a)           All Collateral (except Deposit Accounts) will at all times be kept by Borrower at the locations set forth on Schedule 5.18B hereto and shall not, without thirty (30) calendar days prior written notice to Lender, be moved therefrom, and in any case shall not be moved outside the continental United States.

(b)           Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit such records to Lender on such periodic bases as Lender may reasonably request.  In addition, if Accounts of Borrower in an aggregate face amount in excess of $10,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Receivables, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.  If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily as Lender may reasonably request, including all Accounts created since the date of the last assignment, together with copies of claims, invoices and/or other information related thereto.  To the extent that collections from such assigned accounts exceed the amount of the Obligations, such excess amount shall not accrue interest in favor of Borrower, but shall be available to Borrower upon Borrower’s written request.

(c)           Whether or not an Event of Default has occurred, any of Lender’s officers, employees, representatives or agents shall have the right, at any time during normal business hours, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrower.  Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude such verification process.

(d)           To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender.  Lender shall have the right at all times after the occurrence and during the continuance of an Event of Default to notify Account Debtors owing Accounts to Borrower that their Accounts have been assigned to Lender and to collect such

Accounts directly in its own name and to charge collection costs and expenses, including reasonable attorney’s fees, to Borrower.

(e)           As and when determined by Lender in its Permitted Discretion, Lender will perform the searches described in clauses (i) and (ii) below against Borrower and Guarantors (the results of which are to be consistent with Borrower’s representations and warranties under this Agreement), all at Borrower’s expense: (i) UCC searches with the Secretary of State of the jurisdiction of organization of each Borrower and Guarantor and the Secretary of State and local filing offices of each jurisdiction where Borrower and/or any Guarantors maintain their respective executive offices, a place of business or assets; and (ii) judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (i) above.

(f)  Borrower (i) shall provide prompt written notice to its current bank to transfer all items, collections and remittances to the Concentration Account, (ii) shall direct each Account Debtor to make payments to the appropriate Lockbox Account, and Borrower hereby authorizes Lender, upon any failure to send such notices and directions within ten (10) calendar days after the date of this Agreement (or ten (10) calendar days after the Person becomes an Account Debtor), to send any and all similar notices and directions to such Account Debtors, and (iii) shall do anything further that may be lawfully required by Lender to create and perfect Lender’s lien on any collateral and effectuate the intentions of the Loan Documents.  At Lender’s request, Borrower shall immediately deliver to Lender all items for which Lender must receive possession to obtain a perfected security interest and all notes, certificates, and documents of title, Chattel Paper, warehouse receipts, Instruments, and any other similar instruments constituting Collateral.

2.11        Power of Attorney

Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (i) endorse the name of Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower and constitute collections on its or their Accounts; (ii) execute in the name of Borrower any financing statements, schedules, assignments, instruments, documents, and statements that it is or they or are obligated to give Lender under any of the Loan Documents; and (iii) do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral or to perfect Lender’s security interest or lien in any Collateral.  In addition, if any Borrower breaches its obligation hereunder to direct payments of Accounts or the proceeds of any other Collateral to the appropriate Lockbox Account, Lender, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower pursuant to this paragraph, may, by the signature or other act of any of Lender’s officers or authorized signatories (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of Accounts or any other Collateral to the appropriate Lockbox Account.

III.          FEES AND OTHER CHARGES

3.1          Commitment Fee

On or before the Closing Date, Borrower shall pay to Lender 1% of the Facility Cap as a nonrefundable commitment fee.

3.2          Unused Line Fee

Borrower shall pay to Lender monthly an unused line fee (the “Unused Line Fee”) in an amount equal to 0.042% (per month) of the difference derived by subtracting (i) the daily average amount of the balances under the Revolving Facility outstanding during the preceding month, from (ii) the Facility Cap.  The Unused Line Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).

3.3          Collateral Management Fee

Borrower shall pay Lender as additional interest a monthly collateral management fee (the “Collateral Management Fee”) equal to 0.083% per month calculated on the basis of the daily average amount of the balances under the Revolving Facility outstanding during the preceding month.  The Collateral Management Fee shall be payable monthly in arrears on the first day of each successive calendar month (starting with the month in which the Closing Date occurs).

3.4          Computation of Fees; Lawful Limits

All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable.  In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.  The terms and provisions of this Section 3.4 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

3.5          Default Rate of Interest

Upon the occurrence and during the continuation of an Event of Default, the Applicable Rate of interest in effect at such time with respect to the Obligations shall be increased by 3.0% per annum (the “Default Rate”).

3.6          Acknowledgement of Joint and Several Liability

Each Borrower acknowledges that it is jointly and severally liable for all of the Obligations under the Loan Documents.  Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all Affiliated entities by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided, (iv) Lender will be lending against, and relying on a lien upon, all of Borrowers’ Collateral even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such loans by Lender and the availability of a single credit facility of a size greater than each could independently warrant, and (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower.

IV.          CONDITIONS PRECEDENT

4.1          Conditions to Initial Advance and Closing

The obligations of Lender to consummate the transactions contemplated herein and to make the initial Advance under the Revolving Facility (the “Initial Advance”) are subject to the satisfaction, in the reasonable judgment of Lender, of the following:

(a)           (i) Borrower shall have delivered to Lender (A) the Loan Documents to which it is a party, each duly executed by an authorized officer of Borrower and the other parties thereto, (B) a Borrowing Certificate for the Initial Advance under the Revolving Facility executed by an authorized officer of Borrower;

(b)           all in form and substance satisfactory to Lender in its Permitted Discretion, Lender shall have received (i) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed with respect to each Borrower in each jurisdiction determined by Lender in its Permitted Discretion, and such report shall show no Liens on the Collateral (other than Permitted Liens), (ii) each document (including, without limitation, any Uniform Commercial Code financing statement) required by any Loan Document or under law or requested by Lender to be filed, registered or recorded to create in favor of Lender, a perfected first priority security interest upon the Collateral, and (iii) evidence of each such filing, registration or recordation and of the payment by Borrower of any necessary fee, tax or expense relating thereto;

(c)           Lender shall have received (i) the Charter and Good Standing Documents, all in form and substance acceptable to Lender, (ii) a certificate of the corporate secretary or assistant secretary of each Borrower dated the Closing Date, as to the incumbency and signature of the Persons executing the Loan Documents, in form and substance acceptable to Lender, and (iii) the written legal opinion of counsel for Borrower, in form and substance satisfactory to Lender and its counsel;

(d)           Lender shall have received a certificate of the chief financial officer (or, in the absence of a chief financial officer, the chief executive officer) of each Borrower, in form and substance satisfactory to Lender (each, a “Solvency Certificate”), certifying as to such Person’s financial resources and ability to meet its obligations and liabilities as they become due, to the effect that as of the Closing Date and the Borrowing Date for the Initial Advance and after giving effect to such transactions and Indebtedness: (A) the assets of such Person, at a Fair Valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, and (B) no unreasonably small capital base with which to engage in its anticipated business exists with respect to such Person;

(e)           Lender shall have completed examinations, the results of which shall be satisfactory in form and substance to Lender, of the Collateral, the financial statements and the books, records, business, obligations, financial condition and operational state of each Borrower, and each such Person shall have demonstrated to Lender’s satisfaction that (i) its operations comply, in all respects deemed material by Lender, in its reasonable judgment, with all applicable federal, state, foreign and local laws, statutes and regulations, (ii) its operations are not the subject of any governmental investigation, evaluation or any remedial action which could result in any expenditure or liability deemed material by Lender, in its reasonable judgment, and (iii) it has no liability (whether contingent or otherwise) that is deemed material by Lender, in its reasonable judgment;

(f)            Lender shall have received all fees, charges and expenses payable to Lender on or prior to the Closing Date pursuant to the Loan Documents;

(g)           all in form and substance satisfactory to Lender in its Permitted Discretion, Lender shall have received such consents, approvals and agreements, including, without limitation, any applicable Landlord Waivers and Consents with respect to any and all leases set forth on Schedule 5.4, from such third parties as Lender and its counsel shall determine are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, and/or (ii) claims against any Borrower or the Collateral;

(h)           Borrower shall be in compliance with Section 6.5, and Lender shall have received original certificates of all insurance policies of Borrower confirming that they are in effect and that the premiums due and owing with respect thereto have been paid in full and naming Lender as an additional insured, as such insurance relates to the Collateral;

(i)            all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents (including, but not limited to, those relating to corporate and capital structures of Borrower) shall be satisfactory to Lender;

(j)            Lender shall have received, in form and substance satisfactory to Lender, release and termination of any and all Liens, security interest and/or Uniform Commercial Code financing statements in, on, against or with respect to any of the Collateral (other than Permitted Liens);

(k)           Borrower shall have executed and filed IRS Form 8821 with the appropriate office of the Internal Revenue Service;

(l)            Borrower shall provide evidence that it has engaged a nationally recognized independent certified public accounting firm satisfactory to Lender in its Permitted Discretion; and

(m)          Lender shall have received such other documents, certificates, information or legal opinions as Lender may reasonably request, all in form and substance reasonably satisfactory to Lender.

4.2          Conditions to Each Advance

The obligations of Lender to make any Advance (including, without limitation, the Initial Advance) are subject to the satisfaction, in the reasonable judgment of Lender, of the following additional conditions precedent:

(a)           Borrower shall have delivered to Lender a Borrowing Certificate for the Advance executed by an authorized officer of Borrower, which shall constitute a representation and warranty by Borrower as of the Borrowing Date of such Advance that the conditions contained in this Section 4.2 have been satisfied;

(b)           each of the representations and warranties made by Borrower in or pursuant to this Agreement (as updated from time to time by Borrower) shall be accurate, before and after giving effect to such Advance, and no Default or Event of Default shall have occurred or be continuing or would exist after giving effect to the Advance under the Revolving Facility on such date;

(c)           immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed either the Availability or the Facility Cap;

(d)           except as disclosed in the financial statements provided to the Lender prior to the date of the requested Advance, there shall be no liabilities or obligations with respect to Borrower of any nature whatsoever which, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect; and

(e)           Lender shall have received all fees, charges and expenses payable to Lender on or prior to such date pursuant to the Loan Documents.

V.            REPRESENTATIONS AND WARRANTIES

Each Borrower, jointly and severally, represents and warrants as of the date hereof, the Closing Date, and each Borrowing Date as follows:

5.1          Organization and Authority

Borrower is a corporationduly organized, validly existing and in good standing under the laws of its state of formation.  Borrower (i) has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, (ii) is duly qualified to do business in every jurisdiction in which failure so to qualify would reasonably be likely to have a Material Adverse Effect, and (iii) has all requisite power and authority (A) to execute, deliver and perform the Loan Documents to which it is a party, (B) to borrow hereunder, (C) to consummate the transactions contemplated under the Loan Documents, and (D) to grant the Liens with regard to the Collateral pursuant to the Security Documents to which it is a party.  No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is controlled by such an “investment company.”

5.2          Loan Documents

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (i) have been duly authorized by all requisite action of each such Person and have been duly executed and delivered by or on behalf of each such Person; (ii) do not violate any provisions of (A) applicable law, statute, rule, regulation, ordinance or tariff, (B) any order of any Governmental Authority binding on any such Person or any of their respective properties, or (C) the certificate of incorporation or bylaws (or any other equivalent governing agreement or document) of any such Person, or any agreement between any such Person and its respective stockholders, members, partners or equity owners or among any such stockholders, members, partners or equity owners; (iii) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which any such Person is a party, or by which the properties or assets of such Person are bound; (iv) except as set forth therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of any such Person, and (v) except as set forth on Schedule 5.2, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person.  When executed and delivered, each of the Loan Documents to which Borrower is a party will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

5.3          Subsidiaries, Capitalization and Ownership Interests

Except as listed on Schedule 5.3, Borrower has no Subsidiaries.  Schedule 5.3 states the authorized and issued capitalization of Borrower, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of Borrower and the record and beneficial owners thereof (including options, warrants and other rights to acquire any of the foregoing).   The outstanding equity securities and/or ownership, voting or partnership interests of Borrower have been duly authorized and validly issued and are fully paid and nonassessable, and each Person listed on Schedule 5.3 owns beneficially and of record all the equity securities and/or ownership, voting or partnership interests it is listed as owning free and clear of any Liens other than Liens created by the Security Documents.  Schedule 5.3 also lists the directors, members, managers and/or partners of Borrower.  Except as listed on Schedule 5.3, Borrower does not own an interest in, participate in or engage in any joint venture, partnership or similar arrangements with any Person.

5.4          Properties

Borrower (i) (A) is the sole owner and has good, valid and marketable title to, or (B) has a valid leasehold interest in or license to, all of its properties and assets, including the Collateral, whether personal or real, subject to no transfer restrictions or Liens of any kind except for Permitted Liens, and (ii) is in compliance in all material respects with each material lease to which it is a party or otherwise bound.  Schedule 5.4 lists all real properties (and their locations) owned or leased by or to, and all other assets or property with a value in excess of $50,000 that are leased or licensed by, Borrower and all leases (including leases of leased real property) covering or with respect to such properties and assets.  Borrower enjoys peaceful and undisturbed possession under all such leases and such leases are all the leases necessary for the operation of such properties and assets, are valid and subsisting and are in full force and effect.

5.5          Other Agreements

Borrower is not (i) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would materially adversely affect its ability to execute and deliver, or perform under, any Loan Document or to pay the Obligations, (ii) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period would reasonably be likely to have a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period would reasonably be likely to have a Material Adverse Effect; or (iii) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service fee or management fee with respect to, the ownership, operation, leasing or performance of any of its business or any facility, nor is there any manager with respect to any such facility.

5.6          Litigation

There is no action, suit, proceeding or investigation pending or, to their knowledge, threatened against Borrower that (i) questions or could prevent the validity of any of the Loan Documents or the right of Borrower to enter into any Loan Document or to consummate the transactions contemplated thereby, (ii) would reasonably be likely to be or have, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect, or (iii) would reasonably be likely to result in any Change of Control or other change in the current ownership, control or management of Borrower.  Borrower is not aware that there is any basis for the foregoing.  Borrower is not a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority.  There is no action, suit, proceeding or investigation initiated by Borrower currently pending.  Borrower has no existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.

5.7          Hazardous Materials

Borrower is in compliance in all material respects with all applicable Environmental Laws.  Borrower has not been notified of any action, suit, proceeding or investigation (i) relating in any way to compliance by or liability of Borrower under any Environmental Laws, (ii) which otherwise deals with any Hazardous Substance or any Environmental Law, or (iii) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

5.8          Potential Tax Liability; Tax Returns; Governmental Reports

(a)  Except as disclosed in Schedule 5.8, Borrower (i) has not received any oral or written communication from the Internal Revenue Service with respect to any investigation or assessment relating to the Borrower directly, or relating to any consolidated tax return which was filed on behalf of Borrower, (ii) is not aware of any year which remains open pending tax examination or audit by the IRS, and (iii) is not aware of any information that could give rise to an IRS tax liability or assessment.

(b)  Borrower (i) has filed all federal, state, foreign (if applicable) and local tax returns and other reports which are required by law to be filed by Borrower, and (ii) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except only for items that Borrower is currently contesting in good faith with adequate reserves under GAAP, which contested items are described on Schedule 5.8.

5.9          Financial Statements and Reports

All financial statements and financial information relating to Borrower that have been or may hereafter be delivered to Lender by Borrower are accurate and complete and have been prepared in accordance with GAAP consistently applied with prior periods; provided, however, that such monthly and/or quarterly statements may not contain footnotes and are subject to year-end adjustments.  Borrower has no material obligations or liabilities of any kind not disclosed in such financial information or statements, and since the date of the most recent financial statements submitted to Lender, there has not occurred any Material Adverse Change, Material Adverse Effect or, to Borrower’s knowledge, any other event or condition that would reasonably be likely to have a Material Adverse Effect.

5.10        Compliance with Law

Borrower (i) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to Borrower and/or Borrower’s business, assets or operations, including, without limitation, applicable requirements of the Standards for Privacy of Individually Identifiable Health Information which were promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), ERISA and Healthcare Laws, and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal, except in the case of (i) and (ii) above where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect.  There is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to have a Material Adverse Effect.  Borrower has not received any notice that Borrower is not in compliance in any respect with any of the requirements of any of the foregoing.  Borrower has (a) not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (b) not failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (c) no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (d) no fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (e) not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980.  With respect to Borrower, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 2615.3 has not been waived.  Borrower has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy, and, to the best knowledge of Borrower, there are no presently existing circumstances which likely would result in material violations of the Healthcare Laws.

5.11        Intellectual Property

Borrower owns or has the rights to all patents, patent applications, trademarks, trademark applications, service marks, registered copyrights, copyright applications, copyrights, trade names, trade secrets, software or licenses (collectively, the “Intellectual Property”) necessary for its business.  Each Borrower’s patents and registered trademarks are listed on Schedule 5.11.

5.12        Licenses and Permits; Labor

Borrower is in compliance with and has all Permits and rights to Intellectual Property necessary or required by applicable law or Governmental Authority for the operation of its businesses.  All of the foregoing are in full force and effect and not in known conflict with the rights of others.  Borrower is not (i) in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which, if not remedied within any applicable grace or cure period would reasonably be likely to have a Material Adverse Effect  or (ii) has not been involved in any labor dispute, strike, walkout or union organization which would reasonably be likely to have a Material Adverse Effect.

5.13        No Default

There does not exist any Default or Event of Default or any event, fact, condition or circumstance which, with the giving of notice or passage of time or both, would constitute or result in a Default or Event of Default.

5.14        Disclosure

No Loan Document nor any other agreement, document, certificate, or statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated by the Loan Documents, nor any representation or warranty made by Borrower in any Loan Document, contains any untrue statement of material fact or omits to state any fact necessary to make the statements therein not materially misleading.  There is no fact known to Borrower which has not been disclosed to Lender in writing which would reasonably be likely to have a Material Adverse Effect.

5.15        Existing Indebtedness; Investments, Guarantees and Certain Contracts

Except as contemplated by the Loan Documents or as otherwise set forth on Schedule 5.15, Borrower (i) has no outstanding Indebtedness, (ii) is not subject or party to any mortgage, note, indenture, indemnity or guarantee of, with respect to or evidencing any Indebtedness of any other Person, or (iii) does not own or hold any equity or long-term debt investments in, and does not have any outstanding advances to or any outstanding guarantees for the obligations of, or any outstanding borrowings from, any Person.  Borrower has performed all material obligations required to be performed by Borrower pursuant to or in connection with any items listed on Schedule 5.15 and there has occurred no breach, default or event of default under any document evidencing any such items or any fact, circumstance, condition or event which, with the giving of notice or passage of time or both, would constitute or result in a breach, default or event of default thereunder.

5.16        Other Agreements

Except as set forth on Schedule 5.16, (i) there are no existing or proposed agreements,  arrangements, understandings or transactions between Borrower and any of Borrower’s officers, members, managers, directors, stockholders, partners, other interest holders, employees or Affiliates or any members of their respective immediate families, and (ii) none of the foregoing Persons are directly or indirectly, indebted to or have any direct or indirect ownership, partnership or voting interest in, to Borrower’s knowledge, any Affiliate of Borrower or any Person that competes with Borrower (except that any such Persons may own stock in (but not exceeding two (2%) percent of the outstanding capital stock of) any publicly traded company that may compete with Borrower.

5.17        Insurance

Borrower has in full force and effect such insurance policies as are customary in its industry and as may be required pursuant to Section 6.5 hereof.  All such insurance policies are listed and described on Schedule 5.17.

5.18        Names; Location of Offices, Records and Collateral

During the preceding five years, Borrower has not conducted business under or used any name (whether corporate, partnership or assumed) other than as shown on Schedule 5.18A.  Borrower is the sole owner of all of its names listed on Schedule 5.18A, and any and all business done and invoices issued in such names are Borrower’s sales, business and invoices.  Each trade name of Borrower represents a division or trading style of Borrower.  Borrower maintains its places of business and chief executive offices only at the locations set forth on Schedule 5.18B, and all Accounts of Borrower arise, originate and are located, and all of the Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral are located and shall only be located, in and at such locations.  All of the Collateral is located only in the continental United States.

5.19        Non-Subordination

The Obligations are not subordinated in any way to any other obligations of Borrower or to the rights of any other Person.

5.20        Accounts

In determining which Accounts are Eligible Receivables, Lender may rely on all statements and representations made by Borrower with respect to any Account.  Unless otherwise indicated in writing to Lender, (i) each Account of Borrower is genuine and in all respects what it purports to be and is not evidenced by a judgment, (ii) each Account of Borrower arises out of a completed, bona fide sale and delivery of goods or rendering of services by Borrower in the ordinary course of business and in accordance with the terms and conditions of all purchase orders, contracts, certifications, participations, certificates of need and other documents relating thereto or forming a part of the contract between Borrower and the Account Debtor, (iii) each Account of Borrower is for a liquidated amount maturing as stated in a claim or invoice covering such sale of goods or rendering of services, a copy of which has been furnished or is available to Lender, (iv) each Account of Borrower together with Lender’s security interest therein, is not and will not be in the future (by voluntary act or omission by Borrower), subject to any offset, lien, deduction, defense, dispute, counterclaim or other adverse condition except as reserved against in the financial statements, is absolutely owing to Borrower and is not contingent in any respect or for any reason, (v) except as reserved against in the financial statements, there are no facts, events or occurrences which in any way impair the validity or enforceability of any Account of Borrower or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Lender with respect thereto, (vi) (A) with respect to contracts or other documents generating more than $1000 in Accounts on an annual basis, (I) the Account Debtor under each such Account of Borrower had the capacity to contract at the time any such contract or other document giving rise thereto was executed and (II) each such Account Debtor thereunder is solvent, and (B) with respect to contracts or other documents generating $1000 or less in Accounts on an annual basis, to the best of Borrower’s knowledge (I) the Account Debtor under each such Account of Borrower had the capacity to contract at the time any such contract or other document giving rise thereto was executed and (II) each such Account Debtor thereunder is solvent, (vii) there are no proceedings or actions which are threatened or pending against any Account Debtor under any Account of Borrower which might result in any Material Adverse Change in such Account Debtor’s financial condition or the collectability thereof, (viii) each Account of Borrower has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and is in compliance and conformance with any requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and (ix) Borrower has obtained and currently has all Permits necessary in the generation of each Account of Borrower.

5.21        Regulatory Requirements

Without limiting or being limited by any other provision of any Loan Document, Borrower has timely filed or caused to be filed all cost and other reports of every kind required by law, agreement or otherwise.  There are no claims, actions or appeals pending (and Borrower has not filed any claims or reports which could reasonably result in any such claims, actions or appeals) before any commission, board or agency or other Governmental Authority.

5.22        Survival

Borrower makes the representations and warranties contained herein with the knowledge and intention that Lender is relying and will rely thereon.  All such representations and warranties will survive the execution and delivery of this Agreement and the making of the Advances under the Revolving Facility.

VI.          AFFIRMATIVE COVENANTS

Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations and termination of this Agreement:

6.1          Financial Statements, Borrowing Certificate, Financial Reports and Other Information

(a)           Financial Reports.  In addition to providing the Borrowing Certificate in accordance with Section 2.4, Borrower shall furnish to Lender (i) as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Borrower, audited annual consolidated financial statements of Borrower, including the notes thereto, consisting of a consolidated balance sheet at the end of such completed fiscal year and the related consolidated statement of income, retained earnings, cash flows and owners’ equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by an independent certified public accounting firm reasonably satisfactory to Lender and accompanied by related management letters, if available, and (ii) as soon as available and in any event within forty-five (45) calendar days after the end of each calendar month, unaudited consolidated and consolidating financial statement of Borrower consisting of a balance sheet and statements of income, as of  the end of the immediately preceding calendar month, and unaudited statements of retained earnings, cash flows and owners’ equity as of the end of each calendar quarter.  All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods.  With each such financial statement, Borrower shall also deliver a certificate of its chief financial officer stating that (A) such person has reviewed the relevant terms of the Loan Documents and the condition of Borrower, (B) no Default or Event of Default has occurred or is continuing, or, if any of the foregoing has occurred or is continuing, specifying the nature and status and period of existence thereof and the steps taken or proposed to be taken with respect thereto, and (C) Borrower is in compliance with all financial covenants attached as Annex I hereto.  Such certificate shall be accompanied by the calculations necessary to show compliance with the financial covenants in a form satisfactory to Lender.

(b)           Other Materials.  Borrower shall furnish to Lender as soon as available, and in any event within ten (10) calendar days after the preparation or issuance thereof or at such other time as set forth below:  (i) any reports, returns, information, notices and other materials that Borrower shall send to its stockholders, members, partners or other equity owners at any time, (ii) within fifteen (15) calendar days after the end of each calendar month for such month, a sales and collection report and accounts receivable and accounts payable aging schedule, including a report of sales, credits issued and collections received, all such reports showing a reconciliation to the amounts reported in the monthly financial statements, (iii) promptly upon receipt thereof, copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants, and (iv) such additional information, documents, statements, reports and other materials as Lender may reasonably request from a credit or security perspective or otherwise from time to time.

(c)           Notices.  Borrower shall promptly, and in any event within two (2) calendar days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Lender in writing of (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative proceeding brought or initiated by Borrower or otherwise affecting or involving or relating to Borrower or any of its property or assets to the extent (A) the amount in controversy exceeds $10,000, or (B) to the extent any of the foregoing seeks injunctive or declarative relief, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that would reasonably be likely to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any notice received by Borrower from any payor of a claim, suit or other action such payor has, claims or has filed against Borrower, (v) any matter(s) affecting the value, enforceability or collectability of any of the Collateral, including, without limitation, claims or disputes in the amount of $50,000 or more, singly or in the aggregate, in existence at any one time, (vi) any notice given by Borrower to any other lender of Borrower, which notice to Lender shall be accompanied by a copy of the applicable notice given to the other Lender, (vii) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability, (viii) receipt of any notice by Borrower regarding termination of any manager of any facility owed, operated or leased by Borrower, (ix) Borrower’s execution and delivery of a new contract with a Governmental Authority, providing Lender with an executed copy of such contract promptly thereafter, and/or (x) any Account becoming evidenced or secured by an Instrument or Chattel Paper.

(d)           Consents.  Borrower shall obtain and deliver from time to time all required consents, approvals and agreements from such third parties as Lender shall determine are necessary or desirable in its Permitted Discretion, each of which must be satisfactory to Lender in its Permitted Discretion, with respect to (i) the Loan Documents and the transactions contemplated thereby, (ii) claims against Borrower or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which Borrower is a party or by which any properties or assets of Borrower or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

(e)           Operating Budget.  Borrower shall furnish to Lender on or prior to the Closing Date and for each fiscal year of Borrower thereafter not less than ten (10) calendar days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, annual projections, profit and loss statements, balance sheets and cash flow reports of and for Borrower for such upcoming fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in each case prepared in accordance with GAAP consistently applied with prior periods.

6.2          Payment of Obligations

Borrower shall make full and timely indefeasible payment in cash of the principal of and interest on the Loans, Advances and all other Obligations.

6.3          Conduct of Business and Maintenance of Existence and Assets

Borrower shall (i) conduct its business in accordance with good business practices customary to the industry, (ii) engage principally in the same or similar lines of business substantially as heretofore conducted, (iii) collect its Accounts in the ordinary course of business, (iv) maintain all of its material properties, assets and equipment used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Loan Documents and otherwise as determined by Borrower using commercially reasonable business judgment), (v) from time to time to make all necessary or desirable repairs, renewals and replacements thereof, as determined by Borrower using commercially reasonable business judgment, (vi) maintain and keep in full force and effect its existence and all material Permits and qualifications to do business and good standing in each jurisdiction in which the ownership or lease of property or the nature of its business makes such Permits or qualification necessary and in which failure to maintain such Permits or qualification could reasonably be likely to have a Material Adverse Effect; and (vii) remain in good standing in all jurisdictions in which its operations are located.

6.4          Compliance with Legal and Other Obligations

Borrower shall (i) comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its business, assets or operations, including applicable requirements of the Standards for Privacy of Individually Identifiable Health Information which were promulgated pursuant to HIPAA; (ii) pay when due all taxes, assessments, fees, governmental charges, claims for labor, supplies, rent and all other obligations or liabilities of any kind, except liabilities being contested in good faith and against which adequate reserves have been established in accordance with GAAP, (iii) perform in accordance with its terms each contract, agreement or other arrangement  to which it is a party or by which it or any of the Collateral is bound, except where the failure to comply, pay or perform could not reasonably be expected to have a Material Adverse Effect, and (iv) maintain and comply with all Permits necessary to conduct its business and comply with any new or additional requirements that may be imposed on it or its business.

6.5          Insurance

Borrower shall (i) keep all of its insurable properties and assets adequately insured in all material respects against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or owning similar assets or properties and at least the minimum amount required by applicable law, and maintain general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of Borrower; and (iii) maintain insurance under all applicable workers’ compensation laws; all of the foregoing insurance policies to (A) be reasonably satisfactory in form and substance to Lender, (B) name Lender as additional insured under such insurance as it relates to the Collateral, and (C) expressly provide that they cannot be altered, amended, modified or canceled without thirty (30) Business Days prior written notice to Lender and that they inure to the benefit of Lender notwithstanding any action or omission or negligence of or by Borrower or any insured thereunder.

6.6          True Books

Borrower shall (i) keep true, complete and accurate books of record and account in accordance with commercially reasonable business practices in which true and correct entries are made of all of its and their dealings and transactions in all material respects; and (ii) set up and maintain on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business, and include such reserves in its quarterly as well as year end financial statements.

6.7          Inspection; Periodic Audits

Borrower shall permit the representatives of Lender, at the expense of Borrower, from time to time during normal business hours upon reasonable notice and in such a manner so as not to unreasonably disrupt any Borrower’s operations, to (i) visit and inspect any of its offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine or audit all of its books of account, records, reports and other papers, (ii) make copies and extracts therefrom, and (iii) discuss its business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing).  Other than during the occurrence and continuance of a Default or an Event of Default, not more than four (4) such inspections or audits related to any 12-month period shall be at the expense of Borrower.  Lender may increase the frequency of inspections or audits during the occurrence and continuance of a Default or an Event of Default.

6.8          Further Assurances; Post Closing

At Borrower’s cost and expense, Borrower shall (i) take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as Lender may reasonably request with respect to the purposes, terms and conditions of the Loan Documents and the consummation of the transactions contemplated thereby, and (ii) without limiting and notwithstanding any other provision of any Loan Document, execute and deliver, or cause to be executed and delivered, such agreements and documents, and take or cause to be taken such actions, and otherwise perform, observe and comply with such obligations, as are set forth on Schedule 6.8.

6.9          Payment of Indebtedness

Except as otherwise prescribed in the Loan Documents, Borrower shall pay, discharge or otherwise satisfy at or before maturity (subject to applicable grace periods and, in the case of trade payables, to ordinary course payment practices) all of its material obligations and liabilities, except when the amount or validity thereof is being contested in good faith by appropriate proceedings and such reserves as Lender may deem proper and necessary in its sole discretion shall have been made.

6.10        Lien Searches

If Liens other than Permitted Liens exist, Borrower immediately shall take, execute and deliver all actions, documents and instruments necessary to release and terminate such Liens.

6.11        Use of Proceeds

Borrower shall use the proceeds from the Revolving Facility only for the purposes set forth in the first “WHEREAS” clause of this Agreement.

6.12        Collateral Documents; Security Interest in Collateral

Borrower shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise or reasonably requested by Lender to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Lender and Lender’s perfected first priority Lien on the Collateral (and Borrower irrevocably grants Lender the right, at Lender’s option, to file any or all of the foregoing), (ii) immediately upon learning thereof, report to Lender any reclamation, return or repossession of goods in excess of $10,000.00 (individually or in the aggregate), and (iii) defend the Collateral and Lender’s perfected first priority Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender, and pay all reasonable costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys’ fees and expenses) in connection with such defense, which may at Lender’s discretion be added to the Obligations.

6.13        Intentionally Deleted

6.14        Taxes and Other Charges

(a)  All payments and reimbursements to Lender made under any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding taxes to the extent imposed on Lender’s net income.  If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under any Loan Document to Lender, then the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.  Notwithstanding any other provision of any Loan Document, if at any time after the Closing (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:  (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender.  If Lender becomes entitled to claim any additional amounts pursuant to this Section 6.14 it shall promptly notify Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 6.14 submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

(b)  Borrower shall promptly, and in any event within five (5) Business Days after Borrower or any authorized officer of Borrower obtains knowledge thereof, notify Lender in writing of any oral or written communication from the Internal Revenue Service or otherwise with respect to any (i) tax investigations, relating to the Borrower directly, or relating to any consolidated tax return which was filed on behalf of Borrower, (ii) notices of tax assessment or possible tax assessment, (iii) years that are designated open pending tax examination or audit, and (iv) information that could give rise to an IRS tax liability or assessment.

6.15        Payroll Taxes

Without limiting or being limited by any other provision of any Loan Document, Borrower at all times shall retain and use a Person reasonably acceptable to Lender to process, manage and pay its payroll taxes and shall cause to be delivered to Lender within ten (10) calendar days after the end of each calendar month a report of its payroll taxes for the immediately preceding calendar month and evidence of payment thereof.

VII.         NEGATIVE COVENANTS

Each Borrower, jointly and severally, covenants and agrees that, until full performance and satisfaction, and indefeasible payment in full in cash, of all of the Obligations and termination of this Agreement:

7.1                               Financial Covenants

Borrower shall not violate the financial covenants set forth on Annex I to this Agreement, which is incorporated herein and made a part hereof.

7.2                               Permitted Indebtedness

Borrower shall not create, incur, assume or suffer to exist any Indebtedness, except the following (collectively, “Permitted Indebtedness”): (i) Indebtedness under the Loan Documents, (ii) any Indebtedness set forth on Schedule 7.2, (iii) Capitalized Lease Obligations incurred after the Closing Date and Indebtedness incurred pursuant to purchase money Liens permitted by Section 7.3(v), provided that the aggregate amount of such Capitalized Lease Obligations and purchase money indebtedness outstanding at any time shall not exceed $100,000, (iv) Indebtedness in connection with advances made by a stockholder in order to cure any default of the financial covenants set forth on Annex I; provided, however, that such Indebtedness shall be on an unsecured basis or secured by assets unrelated to the Collateral, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender’s rights pursuant to a subordination agreement in form and substance satisfactory to Lender; (v) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 120 calendar days from the billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower’s independent accountants shall have been reserved; and (vi) borrowings incurred in the ordinary course of business and not exceeding $100,000 individually or in the aggregate outstanding at any one time, provided, however, that such Indebtedness shall be on an unsecured basis or secured by assets other than the Collateral, subordinated in right of repayment and remedies to all of the Obligations and to all of Lender’s rights pursuant to a subordination agreement in form and substance satisfactory to Lender.  Borrower shall not make prepayments on any existing or future Indebtedness to any Person other than to Lender or to the extent specifically permitted by this Agreement or any subsequent agreement between Borrower and Lender).

7.3          Permitted Liens

Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”): (i) Liens under the Loan Documents or otherwise arising in favor of Lender, (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its Permitted Discretion, (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Lender) and of carriers, warehousemen, mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its Permitted Discretion, (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing Indebtedness permitted under Section 7.2(iii), or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided that such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (vi) Liens securing Permitted Mortgage Indebtedness, provided, that such Liens shall not extend to any Collateral and Lender and the Mortgagee shall have entered into a satisfactory intercreditor agreement, and (vii) Liens disclosed on Schedule 7.3.

7.4          Investments; New Facilities or Collateral; Subsidiaries

Except as provided in Schedule 7.4, Borrower, directly or indirectly, shall not, without Lender’s prior written consent (i) purchase, own, hold, invest in or otherwise acquire obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any Person or any joint venture, or (ii) make or permit to exist any loans, advances or guarantees to or for the benefit of any Person or assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person (other than those created by the Loan Documents and Permitted Indebtedness and other than (A) trade credit extended in the ordinary course of business, (B) advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, and (C) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business).  Borrower, directly or indirectly, shall not purchase, own, operate, hold, invest in or otherwise acquire any facility, property or assets or any Collateral that is not located at the locations set forth on Schedule 5.18B unless Borrower shall provide to Lender at least thirty (30) Business Days prior written notice.  Borrower shall have no Subsidiaries other than those Subsidiaries, if any, existing at Closing and set forth in Schedule 5.3.

7.5          Dividends; Redemptions

Borrower shall not (i) declare, pay or make any dividend or distribution on any shares of capital stock or other securities or interests (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock), (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that Borrower may redeem its capital stock from terminated employees pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result therefrom), (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person’s capacity as such, or (iv) make any payment of any management or service fee, provided that Borrower shall not make or suffer to exist any such payment described in (i) through (iv) above if a Default of Event of Default has occurred and is continuing or would result therefrom.

7.6          Transactions with Affiliates

Borrower shall not enter into or consummate any transaction of any kind with any of its Affiliates (for purposes of this Section 7.6, Affliliates shall specifically exclude other Borrowers) or any Guarantor or any of their respective Affiliates other than: (i) salary, bonus, employee stock option and other compensation and employment arrangements with employees, directors or officers in the ordinary course of business, provided, that no payment of any bonus shall be permitted if a Default or Event of Default has occurred and remains in effect or would be caused by or result from such payment, (ii) distributions and dividends permitted pursuant to Section 7.4, (iii) transactions with Lender or any Affiliate of Lender, and (iv) payments permitted under and pursuant to written agreements entered into by and between Borrower and one or more of its Affiliates that both (A) reflect and constitute transactions on overall terms at least as favorable to Borrower as would be the case in an arm’s-length transaction between unrelated parties of equal bargaining power, and (B) are subject to such terms and conditions as determined by Lender in its Permitted Discretion; provided, that notwithstanding the foregoing but subject to the rights under Section 7.2, Borrower shall not (Y) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its Affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to agreement for any Indebtedness of any such Affiliate, or (Z) make any payment to any of its Affiliates in excess of $10,000 without the prior written consent of Lender.

7.7          Charter Documents; Fiscal Year; Name; Jurisdiction of Organization; Dissolution; Use of Proceeds

Borrower shall not (i) amend, modify, restate or change its certificate of incorporation or formation or bylaws or similar charter documents in a manner that would be adverse to Lender, (ii) change its fiscal year unless Borrower demonstrates to Lender’s satisfaction compliance with the covenants contained herein for both the fiscal year in effect prior to any change and the new fiscal year period by delivery to Lender of appropriate interim and annual pro forma, historical and current compliance certificates for such periods and such other information as Lender may reasonably request, (iii) without at least 20 days prior written notice to Lender, change it’s name or change its jurisdiction of organization; (iv) amend, alter or suspend or terminate or make provisional in any material way, any material Permit without the prior written consent of Lender, which consent shall not be unreasonably withheld, (v) wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking or that would result in any of the foregoing, or (vi) use any proceeds of any Advance for “purchasing” or “carrying” “margin stock” as defined in Regulations U, T or X of the Board of Governors of the Federal Reserve System.

7.8          Truth of Statements

Borrower shall not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

7.9          IRS Form 8821

Borrower shall not alter, amend, restate, or otherwise modify, or withdraw, terminate or re-file the IRS Form 8821 required to be filed pursuant to the Conditions Precedent in Section 4.1 hereof.

7.11        Transfer of Assets

Notwithstanding any other provision of this Agreement or any other Loan Document, Borrower shall not sell, lease, transfer, assign or otherwise dispose of any interest in any properties or assets (other than obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business, Inventory, scrap, or licenses of General Intangibles in the ordinary course of business), or agree to do any of the foregoing at any future time, except that:

(a)           Borrower may lease (as lessee) real or personal property or surrender all or a portion of a lease of the same, in each case in the ordinary course of business (so long as such lease does not create or result in and is not otherwise a Capitalized Lease Obligation prohibited under this Agreement), provided that a Landlord Waiver and Consent and such other consents as are required by Lender are signed and delivered to Lender with respect to any lease of real or other property, as applicable;

(b)           Borrower may consummate such other sales or dispositions of property or assets (including any sale or transfer or disposition of all or any part of its assets and thereupon and within one year thereafter rent or lease the assets so sold or transferred) only to the extent prior written notice has been given to Lender and to the extent Lender has given its prior written consent thereto, subject in each case to such conditions as may be set forth in such consent.

VIII.       EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default:”

(a)           Borrower shall fail to pay any amount on the Obligations or provided for in any Loan Document when due (whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

(b)           any representation, statement or warranty made or deemed made by Borrower or any Guarantor in any Loan Document or in any other certificate, document, report or opinion delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any material respect on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall be true and correct in all respects and shall not be false or misleading in any respect);

(c)           Borrower or any Guarantor or other party thereto other than Lender shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation or agreement set forth in, any Loan Document and such violation, breach, default or failure shall not be cured within the applicable period set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.1(c), 6.2, 6.3(i), (ii) and (iii), 6.5, 6.8, 6.9 and 6.11 for which there shall be no cure period), there shall be a fifteen (15) calendar day cure period commencing from the earlier of (i) Receipt by such Person of written notice of such breach, default, violation or failure, and (ii) the time at which such Person or any authorized officer thereof knew or became aware of such failure, violation, breach or default but no Advances will be made during the cure period;

(d)           (i) any of the Loan Documents ceases to be in full force and effect except for a Termination as provided for herein, or (ii) any Lien created thereunder ceases to constitute a valid perfected first priority Lien on the Collateral in accordance with the terms thereof, or Lender ceases to have a valid perfected first priority security interest in any of the Collateral or any securities pledged to Lender pursuant to the Security Documents;

(e)           one or more tax assessments, judgments or decrees is rendered against any Borrower or Guarantor in an amount in excess of $10,000 individually or $50,000 in the aggregate, which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered but no Advances will be made before the judgment is stayed, vacated or discharged;

(f)            (i) any default occurs, which is not cured or waived, (x) in the payment of any amount with respect to any Indebtedness (other than the Obligations) of any Borrower or Guarantor in excess of $10,000, (y) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument to which any Borrower or Guarantor is a party or to which any of their properties or assets are subject or bound under or pursuant to which any Indebtedness was issued, created, assumed, guaranteed or secured and such default continues for more than any applicable grace period or permits the holder of any Indebtedness to accelerate the maturity thereof, or (z) in the performance, observance or fulfillment of any provision contained in any agreement, contract, document or instrument between any Borrower or Guarantor and Lender or any Affiliate of Lender (other than the Loan Documents), or (ii) any Indebtedness in excess of $25,000 of any Borrower or Guarantor is declared to be due and payable or is required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, or any obligation of such Person for the payment of Indebtedness (other than the Obligations) is not paid when due or within any applicable grace period, or any such obligation becomes or is declared to be due and payable before the expressed maturity thereof, or there occurs an event which, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable;

(g)           any Borrower or Guarantor shall (i) be unable to pay its debts generally as they become due, (ii) have total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) that exceed its assets, at a Fair Valuation, (iii) file a petition under any insolvency statute, (iv) make a general assignment for the benefit of its creditors, (v) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or (vi) file a petition seeking reorganization or liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute;

(h)           a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower or Guarantor or the whole or any substantial part of any such Person’s properties, which shall continue unstayed and in effect for a period of thirty (30) calendar days, (B) shall approve a petition filed against any Borrower or Guarantor seeking reorganization, liquidation or similar relief under the any Debtor Relief Law or any other applicable law or statute, which is not dismissed within thirty (30) calendar days or, (C) under the provisions of any Debtor Relief Law or other applicable law or statute, assume custody or control of any Borrower or Guarantor or of the whole or any substantial part of any such Person’s properties, which is not irrevocably relinquished within thirty (30) calendar days, or (ii) there is commenced against any Borrower or Guarantor any proceeding or petition seeking reorganization, liquidation or similar relief under any Debtor Relief Law or any other applicable law or statute and either (A) any such proceeding or petition is not unconditionally dismissed within thirty (30) calendar days after the date of commencement, or (B) any Borrower or Guarantor takes any action to indicate its approval of or consent to any such proceeding or petition, but no Advances will be made before any such order, judgment or decree described above is stayed, vacated or discharged, any such petition described above is dismissed, or any such custody or control described above is relinquished;

(i)            (i) any Change of Control occurs or any agreement or commitment to cause or that may result in any such Change of Control is entered into, (ii) any Material Adverse Effect or Material Adverse Change occurs or is reasonably expected to occur, or (iii) any Borrower or Guarantor ceases a material portion of its business operations as currently conducted;

(j)         Lender receives any evidence that any Borrower or Guarantor may have directly or indirectly been engaged in any type of activity which, in Lender’s reasonable judgment, is likely to result in forfeiture of any property to any Governmental Authority which shall have continued unremedied for a period of ten (10) calendar days after written notice from Lender (but no Advances will be made before any such activity ceases);

(k)           an Event of Default occurs under any other Loan Document;

(l)            uninsured damage to, or loss, theft or destruction of, any portion of the Collateral occurs that exceeds $10,000 in the aggregate;

(m)          any Borrower or Guarantor or any of their respective directors or senior officers is criminally indicted or convicted under any law that could lead to a forfeiture of any Collateral;

(n)           the issuance of any process for levy, attachment or garnishment or execution upon or prior to any judgment against any Borrower or Guarantor or any of their property or assets; or

(o)           any Borrower or Guarantor does, or enters into or becomes a party to any agreement or commitment to do, or cause to be done, any of the things described in this Article VIII or otherwise prohibited by any Loan Document (subject to any cure periods set forth therein);

then, and in any such event, notwithstanding any other provision of any Loan Document, Lender may, without notice or demand, do any of the following: (i) terminate its obligations to make Advances hereunder, whereupon the same shall immediately terminate and (ii) declare all or any of the Notes, all interest thereon and all other Obligations to be due and payable immediately (except in the case of an Event of Default under Section 8(d), (g), (h) or (i)(iii), in which event all of the foregoing shall automatically and without further act by Lender be due and payable, provided that, with respect to non-material breaches or violations that constitute Events of Default under clause (ii) of Section 8(d), there shall be a three (3) Business Day cure period (but no Advances will be made during any such cure period) commencing from the earlier of (A) Receipt by the applicable Person of written notice of such breach or violation or of any event, fact or circumstance constituting or resulting in any of the foregoing, and (B) the time at which such Person or any authorized officer thereof knew or became aware, or should have known or been aware, of such breach or violation and resulting Event of Default or of any event, fact or circumstance constituting or resulting in any of the foregoing), in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

IX.          RIGHTS AND REMEDIES AFTER DEFAULT

9.1          Rights and Remedies

(a)           In addition to the acceleration provisions set forth in Article VIII above, upon the occurrence and continuation of an Event of Default, Lender shall have the right to exercise any and all rights, options and remedies provided for in the Loan Documents, under the UCC or at law or in equity, including, without limitation, the right to (i) apply any property of any Borrower held by Lender to reduce the Obligations, (ii) foreclose the Liens created under the Security Documents, (iii) realize upon, take possession of and/or sell any Collateral or securities pledged with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Borrower, as applicable, might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Borrower shall resist or interfere with such action, (vii) at Borrower’s expense, require that all or any part of the Collateral be assembled and made available to Lender at any place designated by Lender, (viii) reduce or otherwise change the Facility Cap, and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon.  Notwithstanding any provision of any Loan Document, Lender, in its sole discretion, shall have the right, at any time that Borrower fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of the Obligations; (iii) discharge taxes or Liens on any of the Collateral that are in violation of any Loan document unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of the Collateral.  Such expenses and advances shall be added to the Obligations until reimbursed to Lender and shall be secured by the Collateral, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender.

(b)           Borrower agrees that notice received by it at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower.  At any sale or disposition of Collateral or securities pledged, Lender may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by any Borrower which right is hereby waived and released.  Borrower covenants and agrees not to, and not to permit or cause any of its Subsidiaries to, interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral.  Lender, in dealing with or disposing of the Collateral or any part thereof, shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

9.2          Application of Proceeds

In addition to any other rights, options and remedies Lender has under the Loan Documents, the UCC, at law or in equity, all dividends, interest, rents, issues, profits, fees, revenues, income and other proceeds collected or received from collecting, holding, managing, renting, selling, or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of its remedies hereunder shall be applied in the following order of priority:  (i) first, to the payment of all costs and expenses of such collection, storage, lease, holding, operation, management, sale, disposition or delivery and of conducting Borrower’s business and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Lender may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Lender may be required or authorized to make under any provision of this Agreement (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith); (ii) second, to the payment of all Obligations as provided herein; (iii) third, to the satisfaction of Indebtedness secured by any subordinate security interest of record in the Collateral if written notification of demand therefor is received before distribution of the proceeds is completed, provided, that, if requested by Lender, the holder of a subordinate security interest shall furnish reasonable proof of its interest, and unless it does so, Lender need not address its claims; and (iv) fourth, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction, provided that Borrower shall be liable for any deficiency if such proceeds are insufficient to satisfy the Obligations or any of the other items referred to in this section.

9.3          Intentionally Deleted

9.4          Rights and Remedies not Exclusive

Lender shall have the right in its sole discretion to determine which rights, Liens and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender’s rights, Liens or remedies under any Loan Document, applicable law or equity.  The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have.  The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.            WAIVERS AND JUDICIAL PROCEEDINGS

10.1        Waivers

Except as expressly provided for herein, Borrower hereby waives setoff, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document.  Borrower hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Lender to obtain an order of court recognizing the assignment of, or Lien of Lender in and to, any Collateral.  With respect to any action hereunder, Lender conclusively may rely upon, and shall incur no liability to Borrower in acting upon, any request or other communication that Lender reasonably believes to have been given or made by a person authorized on Borrower’s behalf, whether or not such person is listed on the incumbency certificate delivered pursuant to Section 4.1 hereof.  In each such case, Borrower hereby waives the right to dispute Lender’s action based upon such request or other communication, absent manifest error.

10.2        Delay; No Waiver of Defaults

No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Lender’s part in enforcing any such provision shall affect the liability of any Borrower or Guarantor or operate as a waiver of such provision or affect the liability of any Borrower or Guarantor or preclude any other or further exercise of such provision.  No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.  Notwithstanding any other provision of any Loan Document, by completing the Closing under this Agreement and/or by making Advances, Lender does not waive any breach of any representation or warranty under any Loan Document, and all of Lender’s claims and rights resulting from any such breach or misrepresentation are specifically reserved.

10.3        Jury Waiver

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING UNDER THE LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

10.4                        Cooperation in Discovery and Litigation

In any litigation, arbitration or other dispute resolution proceeding relating to any Loan Document, Borrower waives any and all defenses, objections and counterclaims it may have or could interpose with respect to (i) any of its directors, officers, employees or agents being deemed to be employees or managing agents of Borrower for purposes of all applicable law or court rules regarding the production of witnesses by notice for testimony (whether in a deposition, at trial or otherwise), (ii) Lender’s counsel examining any such individuals as if under cross-examination and using any discovery deposition of any of them as if it were an evidence deposition, and/or (iii) using all commercially reasonable efforts to produce in any such dispute resolution proceeding, at the time and in the manner requested by Lender, all Persons, documents (whether in tangible, electronic or other form) and/or other things under its control and relating to the dispute.

XI.          EFFECTIVE DATE AND TERMINATION

11.1        Termination and Effective Date Thereof

(a)           Subject to Lender’s right to terminate and cease making Advances upon or after any Event of Default, this Agreement shall continue in full force and effect until the full performance and indefeasible payment in cash of all Obligations, unless terminated sooner as provided in this Section 11.1.  Borrower may terminate this Agreement at any time upon not less than sixty (60) calendar days’ prior written notice to Lender and upon full performance and indefeasible payment in full in cash of all Obligations on or prior to such 60th calendar day after Receipt by Lender of such written notice.  All of the Obligations shall be immediately due and payable upon any such termination on the termination date stated in any notice of termination (the “Termination Date”); provided that, notwithstanding any other provision of any Loan Document, the Termination Date shall be effective no earlier than the first Business Day of the month following the expiration of the sixty (60) calendar days’ prior written notice period.  Notwithstanding any other provision of any Loan Document, no termination of this Agreement shall affect Lender’s rights or any of the Obligations existing as of the effective date of such termination, and the provisions of the Loan Documents shall continue to be fully operative until the Obligations have been fully performed and indefeasibly paid in cash in full.  The Liens granted to Lender under the Security Documents and the financing statements filed pursuant thereto and the rights and powers of Lender shall continue in full force and effect notwithstanding the fact that Borrower’s borrowings hereunder may from time to time be in a zero or credit position until all of the Obligations have been fully performed and indefeasibly paid in full in cash.

(b)           If (i) Borrower terminates the Revolving Facility under this Section 11.1, (ii) Borrower voluntarily or involuntarily repays the Obligations (other than reductions to zero of the outstanding balance of the Revolving Facility resulting from the ordinary course operation of the provisions of Section 2.5), whether by virtue of Lender’s exercising its right of set off or otherwise; (iii)  the Obligations are accelerated by Lender (each of the events described in (i), (ii) and (iii) above being hereinafter referred to as, a “Revolver Termination”), then at the effective date of any such Revolver Termination, Borrower shall pay Lender (in addition to the then outstanding principal, accrued interest  and other Obligations relating to the Revolving Facility pursuant to the terms of this Agreement and any other Loan Document), to compensate Lender for the loss of bargain and not as a penalty, an amount equal to the applicable Minimum Termination Fee.

11.2        Survival

All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Borrower in any Loan Document shall survive the execution and delivery of the Loan Documents, the Closing, the making of the Advances and any termination of this Agreement until all Obligations are fully performed and indefeasibly paid in full in cash.  The obligations and provisions of Sections 3.4, 3.5, 6.13, 10.1, 10.3, 11.1, 11.2, 12.4, 12.7 and 12.10 shall survive termination of the Loan Documents and any payment, in full or in part, of the Obligations.

XII.         MISCELLANEOUS

12.1        Governing Law; Jurisdiction; Service of Process; Venue

The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to its choice of law provisions.  Any judicial proceeding against Borrower with respect to the Obligations, any Loan Document or any related agreement may be brought in any federal or state court of competent jurisdiction located in the State of Maryland.  By execution and delivery of each Loan Document to which it is a party, Borrower (i) accepts the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby, (ii) waives personal service of process, (iii) agrees that service of process upon it may be made by certified or registered mail, return receipt requested, pursuant to Section 12.5 hereof, (iv) waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction, venue or convenience, and (v) agrees that this loan was made in Maryland, that Lender has accepted in Maryland Loan Documents executed by Borrower and has disbursed Advances under the Loan Documents in Maryland.  Nothing shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction having jurisdiction.  Any judicial proceedings against Lender involving, directly or indirectly, the Obligations, any Loan Document or any related agreement shall be brought only in a federal or state court located in the State of Maryland.  All parties acknowledge that they participated in the negotiation and drafting of this Agreement and that, accordingly, no party shall move or petition a court construing this Agreement to construe it more stringently against one party than against any other.

12.2        Successors and Assigns; Participations; New Lenders

The Loan Documents shall inure to the benefit of Lender, Transferees and all future holders of any Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns.  Each Loan Document shall be binding upon the Persons’ other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender.  No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower or Guarantor.  Nothing contained in any Loan Document shall be construed as a delegation to Lender of any other Person’s duty of performance.  BORROWER ACKNOWLEDGES AND AGREES THAT LENDER AT ANY TIME AND FROM TIME TO TIME MAY (I) DIVIDE AND RESTATE ANY NOTE, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”).  Each Transferee shall have all of the rights and benefits with respect to the Obligations, Notes, Collateral and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided that, notwithstanding anything to the contrary in any Loan Document, Borrower shall not be obligated to pay under this Agreement to any Transferee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such participation not been effected.  Notwithstanding any other provision of any Loan Document, Lender may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of any Loan Document.

12.3        Application of Payments

To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Lender.  Any payments with respect to the Obligations received shall be credited and applied in such manner and order as Lender shall decide in its Permitted Discretion.

12.4        Indemnity

Each Borrower jointly and severally shall indemnify Lender, its Affiliates and its and their respective managers, members, officers, employees, Affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person.  If any Indemnified Person uses in-house counsel for any purpose for which any Borrower is responsible to pay or indemnify, each Borrower expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed.  Lender agrees to give Borrower reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 12.4, and Lender may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Borrower’s consent, which consent shall not be unreasonably withheld or delayed.  Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral.  Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Lender agrees not to exercise its right to select counsel to defend the event if that would cause any Borrower’s insurer to deny coverage; provided, however, that Lender reserves the right to retain counsel to represent any Indemnified Person with respect to an Insured Event at Lender’s sole cost and expense.  To the extent that Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that any Borrower has paid to Lender pursuant to the indemnity set forth in this Section 12.4, then Lender shall promptly pay to such Borrower the amount of such recovery.

12.5        Notice

Any notice or request under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 12.5.  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”):  (i) registered or certified mail, return receipt requested, on the date on which received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile transmission, upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

12.6        Severability; Captions; Counterparts; Facsimile Signatures

If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible.  The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents.  The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

12.7        Expenses

Borrower shall pay, whether or not the Closing occurs, all costs and expenses incurred by Lender and/or its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-Closing UCC and judgment and tax lien searches and wire transfer fees and audit expenses), and reasonable attorneys’ fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of administration of the Obligations, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on Lender’s Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrower, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document and any related agreement, document or instrument, and/or (vii) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document and/or any related agreement, document or instrument.  All of the foregoing shall be charged to Borrower’s account and shall be part of the Obligations.  If Lender or any of its Affiliates uses in-house counsel for any purpose under any Loan Document for which Borrower is responsible to pay or indemnify, Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such Affiliate in its sole discretion for the work performed.  Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.

12.8        Entire Agreement

This Agreement and the other Loan Documents to which Borrower is a party constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by Borrower and Lender.  No provision of this Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Lender and Borrower.  Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.

12.9        Lender Approvals

Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Lender with respect to any matter that is subject of any Loan Document may be granted or withheld by Lender in its sole and absolute discretion.

12.10      Publicity

Borrower hereby agrees that Lender or any Affiliate of Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes and (ii) use Borrower’s or any Guarantor’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

12.11   Agent

Lender and its successors and assigns hereby (i) designate and appoint CapitalSource Finance LLC, a Delaware limited liability company, and its successors and assigns (“CapitalSource”), to act as agent for Lender and its successors and assigns under this Agreement and all other Loan Documents, (ii) irrevocably authorize CapitalSource to take all actions on its behalf under the provision of this Loan Agreement and all other Loan Documents, and (iii) to exercise all such powers and rights, and to perform all such duties and obligations hereunder and thereunder.  CapitalSource, on behalf of Lender, shall hold all Collateral, payments of principal and interest, fees, charges and collections received pursuant to this Agreement and all other Loan Documents.  Borrower acknowledges that Lender and its successors and assigns transfer and assign to CapitalSource the right to act as Lender’s agent to enforce all rights and perform all obligations of Lender contained herein and in all of the other Loan Documents.  Borrower shall within ten (10) Business Days after Lender’s reasonable request, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, amendments, assignments, instructions or documents as Lender may request to evidence the appointment and designation of CapitalSource as agent for Lender and other financial institutions from time to time party hereto and to the other Loan Documents.

12.12   Confidentiality/ Restrictions on Securities Transactions

Lender agrees to keep all non-public information confidential and not to disclose or make available any such information to any third parties other than to parties who agree to keep it confidential.  Lender acknowledges that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities.  Lender will not purchase or sell securities of Borrower during any period when Lender possesses material non-public information.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties has duly executed this Revolving Credit and Security Agreement as of the date first written above.

BOSTON BIOMEDICA, INC.
BBI BIOTECH RESEARCH LABORATORIES, INC.
BBI SOURCE SCIENTIFIC, INC.
BBI BIOSEQ, INC.

By:	/s/ Kevin W. Quinlan
Name:	Kevin W. Quinlan
Its:	President & Chief Operating Officer

Address for Notices:
Boston Biomedica, Inc.
375 West Street
West Bridgewater, MN 02379
Attention:	President
Telephone:	(508) 580-1980
FAX:	(508) 580-1110

CAPITALSOURCE FINANCE LLC

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Its:	Secretary

Address for Notices:
CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
Attention: Healthcare Finance Group, Portfolio Manager

Telephone: (301) 841-2700
FAX: (301) 841-2340